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                                                                    Exhibit 10.9
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                              TERMINATION AGREEMENT

     THIS TERMINATION AGREEMENT made and entered into as of this 31st day of March, 1996 by and between ACCLAIM DISTRIBUTION, INC. ("Acclaim"), on the one hand, and SOUND SOURCE INTERACTIVE, INC. "SSI"), on the other hand.

                               W I T N E S S E T H

     WHEREAS, Acclaim and SSI are parties to a Sales and Distribution Agreement dated as of June 28, 1995 regarding the sale and distribution of video and computer game software developed by SSI (the "Agreement");

     WHEREAS, SSI has performed each and all of its obligations under the Agreement in accordance with all of the provisions thereof and to the full and complete satisfaction of Acclaim;

     WHEREAS, Acclaim has performed each and all of its obligations under the Agreement in accordance with all of the provisions thereof and to the full and complete satisfaction of SSI;

     WHEREAS, SSI nonetheless desires that the Agreement be terminated so as to allow SSI to pursue alternative arrangements and opportunities with respect to the sale and distribution of video and computer game software developed by it; and

     WHEREAS, Acclaim is willing to grant SSI's request that the Agreement be terminated in accordance with all of the provisions set forth below:

     NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Acclaim on the one hand and SSI on the other now agree as follows:

     A.   TERMINATION OF AGREEMENT:

          1. Termination. Notwithstanding anything to the contrary contained in the Agreement, the Agreement shall expire at the end of the day on April 30, 1996, with the following consequences:

               (a) On or before June 30, 1996, Acclaim shall render a final accounting to SSI which shall include a final statement as to Net Monies, Net Receipts and Net Remaining Monies together with payment of the balance of any and all Net Remaining Monies due to SSI under the Agreement;
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               (b) Notwithstanding the rendition of the final accounting and final statement referred to in subparagraph (a) immediately above, the first sentence of Paragraph 14,1.3 of the Agreement shall survive the termination of the Agreement and continue to have full force and effect, it being understood and agreed, however, that Acclaim shall notify its accounts that no returns of any Software Products shall be accepted by Acclaim at any time after June 30, 1996; and

               (c) The provisions of Paragraphs 10.4, 10.5 and 10.6 of the Agreement regarding objections to statements, audit rights and audit claims, the provisions of Paragraph 18 of the Agreement regarding confidentiality and the representations and warranties set forth in Paragraph 12 of the Agreement shall survive the termination of the Agreement and continue to have full force and effect.

          2. New Products. Notwithstanding anything to the contrary contained in the Agreement, as between SSI and Acclaim, SSI shall have the sole and exclusive right to sell and distribute any and all Software Products first introduced and marketed by SSI at any time after the date hereof ("New Products") and Acclaim shall have no participation whatsoever in the sale or distribution of New Products (or in any of the proceeds thereof) and no liability whatsoever in any connection therewith.

          3. Distribution Fee. Notwithstanding anything to the contrary contained in the Agreement, the Distribution Fee with respect to the orders of Software Products set forth on Exhibit "A" attached hereto and by this reference incorporated herein shall be 5% of the Net Invoice Price for each unit shipped.

     B.   RELEASE FROM LIABILITY:

          1. SSI, for itself and on behalf of its administrators and assignees, hereby releases, remises, relieves and forever discharges Acclaim, its parent, affiliated and subsidiary companies and their respective present and former stockholders, directors, officers, employees, agents, attorneys, assignees, insurers, partners, joint ventures, licensees, grantees and successors in interest and each and every person and entity acting by or through or under or in concert with them or any of them (collectively, the "Acclaim Releasees") from any and al claims, demands, actions, causes of action, liabilities, arbitrations, assertions, contentions, debts, accounts, law suits and actions of every kind and nature, at law or in equity, which SSI now has, has had or at any time may have against the Acclaim Releasees or any of them, whether or not now or heretofore known, suspected or in dispute and regardless of when occurring, arising out of, resulting from or related or connected in any way to any acts or events or


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circumstances occurring on or before the date hereof. Notwithstanding anything to the contrary contained herein, it is understood and agreed that the release given hereby does not extend to claims that Acclaim has failed to render accountings or make payments to SSI in accordance with the Agreement in respect of sales of Software Products thereunder no matter when occurring and SSI's right to make such claims subject to all the provisions of the Agreement shall not be affected hereby.

          2. It is the intention of the parties hereto that this Termination Agreement shall be effective as a full and final settlement and release of each and all of the claims and other matters referred to in Paragraph B.1. above. SSI acknowledges that there is a risk that subsequent to the execution of this Termination Agreement SSI will discover facts or discover, incur or suffer claims which were unknown or unsuspected at the time this Termination Agreement was executed and which, if known by SSI as of the date of this Termination Agreement, may have materially affected the decision of SSI to execute this Termination Agreement. By entering into this Termination Agreement, SSI is assuming the risk of such unknown or unsuspected facts and claims, to which the provisions hereof shall apply notwithstanding the discovery or existence of any additional or different claims or facts relative to the subject matter hereof. SSI acknowledges that it is familiar with Section 1542 of the Civil Code of the State of California, which reads as follows:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

To the full extent that it may lawfully do so, SSI waives the application of the aforesaid Section 1542 to the release given hereby.

     C.   GENERAL PROVISIONS.

          1. Acclaim on the one hand and SSI on the other mutually acknowledge to each other that neither of them nor any agent, attorney or other representative for either of them has made any promise, representation or warranty whatever, express, implied or statutory, not contained herein concerning the subject matter hereof to induce the other to execute this Termination Agreement and Acclaim on the one hand and SSI on the other acknowledge that neither of them has executed this Termination Agreement in reliance on any such promise, representation or warranty not contained herein.


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          2.   Each of the parties hereto represents and warrants that such party has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity not a party hereto any claim, debt, covenant, agreement, contract, liability, demand, obligation, account, expense, action, cause of action or law suit being released hereunder.

          3. This Termination Agreement constitutes and contains the entire agreement and full and complete understanding of the parties and supersedes and replaces all prior negotiations, proposed agreements and agreements, written or oral, with respect to the subject matter hereof. No modification of any of the provisions hereof shall be valid or binding unless set forth in a writing signed by the party to be charged.

          4. This Termination Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and beneficiaries.

          5. The language of this Termination Agreement shall be deemed to have been drafted by each and all of the parties hereto since each was assisted by counsel in reviewing and agreeing thereto. Ambiguities shall not be resolved against any party by virtue of such party's participation in the drafting hereof. Nothing contained herein shall be construed so as to require the commission of any act contrary to law. Wherever there is any conflict between any provision of this Termination Agreement and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, the latter shall prevail, with the understanding, however, that the affected provision hereof shall be curtailed and limited only to the extent necessary to bring it within legal requirements.

          6. The Agreement and this Termination Agreement and their validity, construction and effect shall be governed by the laws of the State of California applicable to agreements entered into and performed entirely within the State of California. The parties irrevocably submit to the jurisdiction of all state and federal courts within the County of Los Angeles in connection with any matter relating to the Agreement and this Termination Agreement, which courts shall have exclusive jurisdiction with respect thereto. Process in any action relating to the Agreement and this Termination Agreement may be served by registered or certified mail, with the same force and effect as personal service within the State of California, in addition to any other permitted means.

          7. To the extent that any document is required to be executed by any of the parties hereto in order to effectuate this Termination Agreement, such party will execute and deliver such


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document.

          8. This Termination Agreement may be executed in counterparts with the same force and effect as if a single original had been executed by all of the parties.

          9. If any legal action or other proceeding is brought for the enforcement of this Termination Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney's fees and other costs incurred in such action or proceeding in addition to any other relief to which such party or parties may be entitled.

          10. Neither SSI nor any person or party acting by or through or in concert with SSI shall disclose the fact of this Termination Agreement or any of its terms or conditions to any person or entity.

          11. (a) Unless otherwise defined above, all words and phrases used herein shall have the same meanings as are given to them in the Agreement.

               (b) Acclaim and SSI now ratify and affirm all of the provisions of the Agreement as amended hereby.

          12. The parties hereto represent that they have read this Termination Agreement, that they have discussed it thoroughly with their respective attorneys, that they understand all of the provisions hereof, that they are entering into this Termination Agreement voluntarily and that the individuals executing this Termination Agreement have the power and authority to do so on behalf of the respective parties hereto and to bind such parties to the terms hereof.


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IN WITNESS WHEREOF, the parties have caused this Termination Agreement to be executed as of the date first written above.


ACCLAIM DISTRIBUTION, INC.


By /s/ [Illegible]
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Its      President
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SOUND SOURCE INTERACTIVE, INC.


By /s/ Vincent J. Bitetti
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Its      CEO
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